Exhibit 1

Monthly Data for November 2007

NIS GROUP CO., LTD.

(TSE:8571; NYSE:NIS)

The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

							(Millions of yen)
	2007/9			2007/10			2007/11
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	226,761	(12.0)	(14.7)	217,335	(17.3)	(18.2)	200,792	(23.1)	(24.5)
Secured loans	120,418	(2.9)	(16.4)	116,132	(11.7)	(19.4)	103,414	(21.8)	(28.2)
SME loans	70,437	(22.6)	(15.7)	67,561	(24.6)	(19.1)	64,862	(26.4)	(22.4)
Consumer loans	29,755	(24.1)	(14.9)	28,541	(25.3)	(18.4)	27,413	(26.8)	(21.6)
Other loans	6,148	83.3	88.2	5,099	54.8	56.1	5,102	52.3	56.2
*The balance of loans receivable includes bankrupt, delinquent and doubtful loans receivable. *Secured loans include off-balance-sheet loans receivable as a result of securitization.
							(Millions of yen)
	2007/9			2007/10			2007/11
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	10,390	(2.8)	(5.2)	10,201	4.6	(6.9)	10,143	2.2	(7.4)
*Installment loans exclude unearned revenue from installment loans.
							(Millions of yen)
	2007/9			2007/10			2007/11
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed loans and accounts receivable	17,907	2.4	2.9	17,819	7.6	2.4	16,388	(2.6)	(5.8)
*The balance of guaranteed loans and accounts receivable includes accured interest. *The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses.
							(Millions of yen)
	2007/6			2007/7			2007/8
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	11,775	—	189.7	11,790	—	190.1	12,894	885.8	217.3
*The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)							(Millions of yen)
	2007/9			2007/10			2007/11
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	14,828	—	132.3	16,805	—	163.3	18,172	—	184.7

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
	(Millions of yen)
	2007/9			2007/10			2007/11
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	49,893	4.8	3.9	49,888	(9.3)	3.9	48,135	(14.1)	0.2

	(Millions of yen)
	2007/9			2007/10			2007/11
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	38,825	39.6	11.6	38,179	39.7	9.7	37,357	37.8	7.4

	(Millions of yen)
	2007/9			2007/10			2007/11
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	26,710	(6.3)	(25.8)	26,524	1.0	(26.3)	24,874	(3.8)	(30.9)
Listed companies & Non-listed companies	23,115	(18.6)	(28.2)	22,929	(12.3)	(28.8)	21,279	(17.2)	(33.9)
Affiliates accounted for under the equity method	3,593	—	(5.1)	3,593	—	(5.1)	3,593	—	(5.1)
Others	1	—	(96.2)	1	—	(96.2)	1	—	(96.2)
Difference between market value and book value	(6,291)	—	—	(4,798)	—	—	(6,036)	—	—
*Listed investment securities are included at market value. *Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of September 30, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	81	0.07	1,100	0.91	2,844	2.36	4,027	3.34	120,727
SME loans	968	1.61	501	0.83	4,014	6.66	5,484	9.09	60,298
Business Assist loans	575	1.48	491	1.26	3,995	10.29	5,062	13.04	38,831
Business Timely loans	392	1.83	10	0.05	18	0.09	421	1.96	21,467
Consumer loans (Smart Assist loans)	408	1.46	413	1.47	1,212	4.32	2,034	7.25	28,070
Others	57	3.05	1	0.07	33	1.81	92	4.93	1,871
Total	1,515	0.72	2,016	0.96	8,105	3.84	11,637	5.52	210,967

As of October 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	3,517	3.02	11	0.01	2,991	2.57	6,520	5.60	116,337
SME loans	1,109	1.90	674	1.15	4,206	7.20	5,990	10.25	58,431
Business Assist loans	832	2.24	411	1.11	4,203	11.30	5,447	14.65	37,198
Business Timely loans	277	1.31	262	1.24	2	0.01	542	2.55	21,232
Consumer loans (Smart Assist loans)	264	0.98	397	1.47	1,320	4.88	1,982	7.32	27,065
Others	38	2.06	34	1.86	31	1.72	104	5.65	1,846
Total	4,929	2.42	1,117	0.55	8,550	4.20	14,597	7.17	203,680

As of November 30, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	2,094	2.00	2,168	2.07	2,410	2.30	6,673	6.37	104,690
SME loans	1,009	1.79	958	1.70	4,523	8.00	6,491	11.48	56,528
Business Assist loans	551	1.55	723	2.03	4,301	12.07	5,576	15.64	35,650
Business Timely loans	458	2.19	234	1.13	221	1.06	914	4.38	20,877
Consumer loans (Smart Assist loans)	372	1.43	220	0.84	1,512	5.79	2,104	8.06	26,106
Others	36	2.04	25	1.41	59	3.34	121	6.79	1,782
Total	3,512	1.86	3,371	1.78	8,506	4.50	15,390	8.14	189,108
*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.
*Secured loans include off-balance-sheet loans receivable as a result of securitization.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-consolidated)

Borrowings by lender							(Millions of yen)
	2007/9		2007/10		2007/11		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Indirect	109,216	42.70	106,549	44.22	100,514	50.01	143,124	52.58
Bank (other financial institutions)	98,037	38.33	65,717	27.27	61,673	30.69	88,705	32.59
Non-life insurance companies	2,087	0.82	2,087	0.87	2,087	1.04	2,199	0.81
Non-bank financial companies (including securities companies)	9,091	3.55	38,744	16.08	36,754	18.29	52,220	19.19
Direct*	146,580	57.30	134,396	55.78	100,456	49.99	129,057	47.42
Total	255,796	100.00	240,945	100.00	200,971	100.00	272,182	100.00

Borrowings by maturity							(Millions of yen)
	2007/9		2007/10		2007/11		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Short-term borrowings	40,017	15.64	33,434	13.88	28,075	13.97	75,084	27.59
Long-term borrowings*	215,779	84.36	207,511	86.12	172,895	86.03	197,097	72.41
Long-term borrowings due within 1 year	99,770	39.00	95,057	39.45	125,474	62.43	77,557	28.49
Long-term borrowings due over 1 year	116,009	45.35	112,454	46.67	47,421	23.60	119,540	43.92
Total	255,796	100.00	240,945	100.00	200,971	100.00	272,182	100.00

Borrowing rates (weighted average)				(%)
	2007/9	2007/10	2007/11	2007/3
	Borrowing rates	Borrowing rates	Borrowing rates	Borrowing rates
Indirect	1.81	1.83	1.80	1.75
Bank (other financial institutions)	1.82	1.84	1.78	1.59
Non-life insurance companies	1.77	1.77	1.77	1.53
Non-bank financial companies (including securities companies)	1.67	1.68	1.83	2.03
Direct*	2.15	2.18	2.21	1.65
Total	2.00	2.03	2.00	1.70
*Figures include funds procured as a result of securitization.

4	NIS GROUP CO., LTD.